Exhibit 10.6

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH [***]. SUCH IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF DISCLOSED.

MASTER SUPPLY AGREEMENT

Supplier Name: Juuce limited

Address: [***]

Company Registration Number: [***]

This Master Supply Agreement and the Amazon Supplier Terms & Conditions form a binding agreement (“Agreement”) between Supplier and Amazon EU société à Responsabilité Limitée whose registered office is [***] (“Amazon”).

This Agreement governs the supply by Supplier to Amazon and its Affiliates of any (A) goods, digital content or software (including their installation where applicable) (“Products”), and/or (B) services (“Services”) (together, “Deliverables”). “Affiliate” means all entities controlling, controlled by, or under common control with a party to this Agreement.

This Agreement constitutes the entire agreement of the parties and supersedes and extinguishes all previous agreements, understandings, communications and discussions, oral or written, relating to its subject matter. This Agreement is effective as of the date signed by both parties or, if sooner, the date by which Supplier starts supplying Deliverables to Amazon (“Effective Date”).

This Agreement is signed by duly authorized representatives of the parties.

Amazon	[***]	Supp	[***]

By:	[***]	By:	[***]
Name:	[***]	Name:	[***]
Title:	Authorized signatory	Title:	Managing Director
Date Signed:	l0th June 2020	Date Signed:	10th June 2020
June 15, 2020

AMAZON SUPPLIER TERMS & CONDITIONS

1.

Deliverables. Supplier will supply Deliverables in accordance with this Agreement and any purchase or work orders entered into (“Orders”). Any Affiliate of Amazon or Supplier may enter into Orders under this Agreement and this Agreement will apply to such Orders as if the Affiliate was signatory to this Agreement. With respect to such Orders, such Affiliate becomes party to this Agreement and references to Amazon or Supplier (as relevant) in this Agreement will apply to such Affiliate. Each Order is a separate obligation of the Affiliate that enters into such Order and no other entity has any liability or obligations under such Order. In the event of any conflict between this Agreement and any work order, the terms of the work order shall take precedence. The parties may use standard business forms, proof of delivery documents and invoices (including purchase orders issued by Amazon) but such forms are for convenience only and any terms contained therein will not apply even if signed by either party. Amazon makes no promises or representations whatsoever as to the amount of business Supplier can expect under this Agreement and may from time to time give projections but such projections are speculative only and non-binding. Amazon may engage other companies providing the same or similar Deliverables as those supplied by Supplier.

2.

Warranties. Supplier warrants that: (A) Products will (i) be free from any errors and defects in design, materials and workmanship; (ii) conform with applicable performance capabilities, characteristics, compatibility, and other descriptions and standards set out in this Agreement, any applicable Order or in any specifications provided to Amazon for the longer of 1 year or the period for which Supplier has provided a warranty as set out in an Order; (iii) be safe for their intended use; (iv) be free of any liens or encumbrances and, if any Products are subject to or dependent on the use of third party proprietary rights, Supplier will at no additional cost provide Amazon with all necessary licenses to ensure it has full use of the Products; (v) not infringe or violate any third party’s intellectual property or proprietary rights, (vi) if they constitute or contain digital content or software, not contain any viruses, harmful code or other mechanisms or features that could interfere with Amazon’s operations; (B) Services will be performed in a timely, professional and workmanlike manner in accordance with industry standard; (C) Deliverables will comply with all applicable laws, rules and regulations; (D) it will not operate any of Amazon’s equipment without Amazon’s consent and will be responsible for all loss or damage arising from its operation of such equipment (including personal injury and property damage) and will ensure its Personnel have undertaken all necessary training and hold any applicable licenses or permits to operate such equipment; (E) it is not subject to sanctions or otherwisedesignated on any list of prohibited or restricted parties or owned or controlled by such a party, including lists maintained by the United Nations Security Council, the European Union or its member states or other applicable government authorities; (F) it will comply with Amazon’s Supplier Code of Conduct (available at: https://www.amazon.com/go/help/customer/display.html?ie =UTF8&nodeld=200885140) (as updated from time to time); and (G) comply with any other policies or requirements as reasonably requested by Amazon.

3.

Fees / Invoicing. Amazon will pay to Supplier the fees and charges for the Deliverables agreed in the applicable Order and Supplier is not entitled to any other amounts. Supplier will submit invoices to Amazon: (A) for Products, following Amazon’s acceptance of them; and (B) for Services, on [***] in arrears. Amazon will remit all undisputed portions of Supplier’s properly submitted and compliant invoices within [***] of receipt or, if by any applicable law which applies compulsorily Amazon is required to settle invoices sooner, within such period. Supplier shall submit all invoices to Amazon electronically via Amazon’s [***] portal or any other billing system as communicated by Amazon to Supplier from time to time. Each invoice must be compliant with applicable laws and in a format acceptable to Amazon, with reference to the applicable Order and description of Deliverables supplied. Upon request, Supplier will promptly furnish any receipts or other supporting materials to verify the content and accuracy of any invoice. Amazon has no obligation to pay invoices received more than [***] after the date when Supplier was required to invoice Amazon. Amazon may withhold payment of any sums due and payable to Supplier, in whole or in part, on account of any failure of Supplier to comply with this Agreement or offset with the sums due and payable, any damages, costs, or expenses incurred arising from Supplier’s breach of this Agreement.

4.

Tax. All fees and charges payable by Amazon for Deliverables must be shown in an applicable Order exclusive of any Value Added Tax (“VAT”) which will be payable at the prevailing rate. Supplier will provide a valid VAT invoice to Amazon and no payment will be due until Supplier has provided such invoice. Supplier will be responsible for all other taxes or fees arising from the supply of Deliverables. Amazon will pay any compulsory applicable national, state or local sales or use taxes or VAT that Supplier is legally obliged to charge (“Taxes”), providing (i) such Taxes are stated on the original invoice issued to Amazon, (ii) Taxes are separately stated on the invoice, and (iii) the invoice meets requirements for a valid tax invoice. Where Amazon provides Supplier with a valid exemption certificate or equivalent, Supplier will not charge or collect Taxes covered by such certificate. Amazon may deduct or withhold any taxes it determines it is obligated to withhold from any amounts payable to Supplier under this Agreement, and payment to Supplier as reduced by such deductions or withholdings will constitute full payment and to Supplier of amounts payable under this Agreement. Upon request, Supplier will provide Amazon with any forms, documents, or certifications as required for Amazon to satisfy any information reporting or withholding tax obligations.

5.

Bespoke Products and Modifications. Amazon may request in an Order that Supplier develop and supply a new Deliverable (“Bespoke Deliverable”) or make specific modifications to an existing Deliverable (“Bespoke Modification”). Unless expressly agreed otherwise in the applicable Order, Amazon will solely and exclusively own: (A) such Bespoke Deliverables or Bespoke Modifications (“Developed Materials”); and (B) any and all intellectual property rights (including copyrights, patents and all other proprietary rights) subsisting in the Developed Materials, excluding in both cases Supplier’s Retained Intellectual Property (“Developed Rights”). For the avoidance of doubt, Suppliers Retained Intellectual Property shall remain the exclusive property of Supplier. If any of Supplier’s Retained Intellectual Property subsists in any Developed Materials, Supplier hereby grants Amazon (or its designated Affiliate) a perpetual, irrevocable, non-exclusive, royalty-free (subject to any applicable subscription fees payable under the EO Cloud Order), transferable (including the right to grant sub-licenses), worldwide license to use such Supplier’s Retained Intellectual Property for the purposes set out in this Agreement and any Work Orders. Supplier agrees Developed Materials are “works made for hire” and all Developed Rights will vest in Amazon immediately on their creation. If any of the Developed Rights do not so vest Supplier (i) hereby irrevocably assigns to Amazon (or its designated Affiliate) absolutely with full title guarantee, all rights, title and interest in the Developed Materials (including by way of present assignment of future rights, title and interest) to hold absolutely for the full period of the Developed Rights, together with all accrued rights of action in relation to any past or existing infringement of the Developed Rights, and will take all steps necessary to effect such assignment, and (ii) if such assignment is not effective, hereby grants Amazon (or its designated Affiliate) a perpetual, irrevocable, exclusive, royalty-free, transferable (including the right to grant sub-licenses), worldwide license of the Developed Rights. “Supplier’s Retained Intellectual Property” consists of Supplier’s intellectual property rights (including copyrights, patents and all other proprietary rights) belonging to or licensed to Supplier which (i) exist prior to Amazon’s request to create any Developed Materials as set out in the applicable Order, or (ii) are acquired or developed entirely independently at any time, without use, knowledge of, or reference to, Amazon’s Confidential Information or other information obtained in connection with this Agreement.

6.

The parties acknowledge and agree that terms specifically relating to software the Supplier supplies to Amazon shall be set out in the applicable Work Order wherever possible and that such terms shall take precedence as they relate to that software. In the exceptional event that the Supplier supplies software to Amazon and no Work Order has been executed in relation to that software (“Undocumented Software”), [***] including but not limited to the licences in paragraph 3 of the EO Cloud Terms. To the extent that [***]

7.

Correction of Deliverables. If Amazon reasonably identifies that: (A) Services supplied do not comply with this Agreement or applicable Order, Supplier will upon notice by Amazon correct such Services within [***]. If Supplier fails to do so, Amazon may take such action necessary to correct the Services and will be entitled to recover from Supplier an amount equal to the diminished value of any uncorrected Services and/or its costs reasonably incurred in correcting the Services; or (B) Products supplied are defective or do not comply with this Agreement or applicable Order, Supplier will promptly correct such Products on-site or, if not possible, de-install and collect such Products to promptly correct them off-site. If Supplier is unable to fully correct such Products it will, at Amazon’s option (i) replace the defective or non-compliant Products, or (ii) provide Amazon with a full credit or refund, in which case Supplier will promptly de-install and remove any installed Products.

8.

Title & Risk. Title and risk in Products will transfer to Amazon upon receipt by Amazon. Supplier will be responsible for delivering Products to Amazon and, if applicable, import clearance and any corresponding taxes or import duties. Supplier will be the importer and exporter of record, will not list Amazon on any customs documentation and will be directly responsible for ensuring any cross-border sales comply with all export and import regulations. If Amazon returns any Products to Supplier, such Products will be returned at Supplier’s risk and Supplier will be the importer and exporter of record and will be directly responsible for ensuring such returns comply with all export and import regulations.

9.	Delivery & Acceptance. Following delivery Amazon will inspect Products to confirm their compliance with this Agreement and applicable Order and will thereafter confirm its acceptance or rejection to Supplier. If Amazon identifies that Products do not comply with this Agreement and rejects them, the returns process set out in the Correction of Deliverables section above shall apply. Signature of any delivery receipt does not constitute Amazon’s acceptance of the quantity, type or condition of Products received by Amazon.

10.

Delay. Supplier will, promptly after learning of any potential delay to the supply of Deliverables, notify Amazon. Supplier will not be liable for any delay in performance that is beyond its reasonable control (“Excusable Delay”) provided it gives Amazon timely written notice of such Excusable Delay and takes commercially reasonable measures to mitigate such Excusable Delay. Amazon may rescind any Order at no charge and without liability (provided always that Amazon shall be obligated to pay for all services provided up to the date of termination) (i) as a result of any delay in performance that is not an Excusable Delay, (or) ii if such Excusable Delay continues for more than [***]

11.

Modification of Orders. Amazon may modify any Order for Deliverables, with or without cause, by giving at least [***] notice to Supplier. If such modification will reasonably result in a change in the previously agreed fees or charges or will impact the delivery timetable, Supplier will promptly notify Amazon of such changes and the parties will adjust the fees and charges and/or delivery timetable accordingly.

12.

Indemnity. Supplier hereby releases and will defend, hold harmless, and indemnify Amazon, its Affiliates, directors, officers, employees, agents, successors and assigns (“Amazon Indemnified Parties”), from and against (i) any criminal liability or administrative fines directly resulting from Supplier’s supply of the Deliverables, and (ii) any other third-party claim based on, or any loss, damage, settlement, cost, expense and any other liability (including reasonable legal fees) arising from any act or omission by Supplier and/or its personnel, including any breach of this Agreement or allegation or claim of negligence, omission, willful misconduct or strict liability and any claim, where the Amazon Indemnified Parties are found to be liable to third party (collectively, “Claims”. The foregoing does not apply if such Claim directly results from Amazon’s negligence or willful misconduct. Supplier also releases and will defend and indemnity the Amazon Indemnified Parties in respect of any employment-related claim brought by any member of its personnel against Amazon or any relevant authority determining that such personnel member is an employee or worker of Amazon. Supplier’s duty to defend is independent of its duty to indemnify and its obligations under this section are independent of all its other obligations under this Agreement. Supplier will use counsel reasonably satisfactory to Amazon to defend each Claim, and Amazon will reasonably cooperate (at Supplier’s expense) with Supplier in the defense of the Claim. Supplier will not consent to the entry of any judgment or enter into any settlement without Amazon’s prior written consent, which may not be unreasonably withheld or delayed.

13.

Exclusion and limitation of liabilities. Neither party will be liable under any circumstances for lost profits or opportunities, lost revenue or anticipated savings, indirect, incidental, consequential or special damages of any kind. Nothing in this Agreernent excludes or limits either party’s liability for death or personal injury caused by its negligence, for fraud or fraudulent misrepresentation, or for any other matter for which it would be unlawful to exclude liability. Subject to the aforementioned, Amazon and Supplier’s liability to each other under this Agreement shall be capped at [***] per event, excluding such liabilities directly arising from Amazon or Supplier’s gross negligence or willful misconduct.

14.  Insurance. Throughout the Term and for 1 year following termination of this Agreement, Supplier will hold at least the following insurance policies: (A) commercial liability insurance, including products or completed operations coverage where applicable, with limits of not less than [***] per event; (B) employer’s liability insurance (or local equivalent) with limits as required by applicable law; and (C) if Supplier’s personnel operate vehicles in connection with the supply of the Deliverables, automobile insurance with limits as required by applicable law. If Supplier is supplying Services of a professional or consultancy nature it will also hold professional indemnity or errors and omissions insurance with limits of not less than [***] Per event. All such policies referred to above must cover Supplier’s liability hereunder for any acts by its subcontractors. At Amazon’s request, Supplier will promptly submit certificates of insurances for the above policies.

15.  Personnel. Supplier has exclusive control over its employees, workers, representatives, subcontractors, and agents (“Personnel”), its labour and employee relations and its policies relating to wages, hours, working conditions and other employment conditions. Supplier is solely responsible for salaries and compensation of Personnel and paying all applicable contributions, taxes, and assessments. Supplier’s Personnel are not entitled to participate in any compensation or benefits plans afforded to Amazon employees. Supplier will be solely responsible for all theft, damage, and/or misconduct related to its Personnel.

16.  On-Site Services. If Supplier performs Services on Amazon’s premises (“On-Site Services”), Supplier will (i) ensure its Personnel comply with all on-site rules, and (ii) comply with Amazon’s On-Site Performance Standards Policy (as updated from time to time). Amazon may request removal of any of Supplier’s Personnel providing On-Site Services for justified cause and Supplier will promptly remove and replace such Personnel accordingly.

working days of being notified by Amazon or Successor, use reasonable commercial efforts to find suitable alternative employment for, and make an offer of employment to, Relevant Person; (C) unless the offer of employment is accepted by Relevant Person and Supplier provides satisfactory evidence to Amazon and/or any Successor that such offer has been accepted within [***] working days of Amazon or Successor notifying Supplier, Amazon or Successor may terminate the contract of employment or alleged contract of employment of Relevant Person with immediate effect; and (D) Supplier will indemnify and keep indemnified Amazon and/or any Successor against all losses, damages, liabilities (including any liability to taxation), claims, costs and expenses including fines, penalties and legal and other professional fees and expenses (“ Losses”) arising from or related to: (i) such termination (or purported termination) of employment; (ii) employing Relevant Person from the date of transfer or alleged transfer to the date on which their employment or alleged employment terminates; (iii) any claim by or on behalf of Relevant Person concerning or arising from their employment or alleged employment with Supplier or the termination of that employment or alleged employment; (iv) any claim by or on behalf of Relevant Person in respect of which Amazon or any Successor incurs liability as a result of the operation of TUPE Regulations (whether or not Amazon or Successor are jointly and severally liable for such obligations or liabilities), and (v) any claim relating to the failure by any person to comply with information and/or consultation obligations under TUPE Regulations (whether or not Amazon or Successor are jointly and severally liable for such obligations or liabilities). Supplier will ensure that any transfer carried out in accordance with this section is carried out in an orderly and efficient manner and in accordance with TUPE Regulations, with as little disruption and inconvenience to Amazon or any Successor as possible. Supplier shall keep Amazon updated on the progress of any such transfer and will, upon request by Amazon, share any relevant information and/or documents relating to any such transfer

17.  TUPE. The parties believe European Directive 2001/23/EC and any legislation implementing that Directive in any jurisdiction in which all or any part of the Services are performed (“TUPE Regulations”), will not apply to the subject matter of this Agreement or to any Orders, either at commencement or on termination (whether whole or in part). Should TUPE Regulations apply, Supplier will comply with its obligations with Amazon or (if Amazon so directs) any Successor. Supplier will in any event indemnify Amazon and any Successor for any Losses incurred by reason of any proceedings, claim or demand under or in accordance with TUPE Regulations, whether or not Amazon or Successor are jointly and severally liable for any obligation or liabilities under TUPE Regulations.

thereunder and be responsible for all claims and liabilities arising out of the application of TUPE Regulations to this Agreement or any Order. Supplier shall be solely responsible for any liabilities (however arising) in respect of its Personnel engaged before, during or after this Agreement and/or any Order or otherwise alleged to be within the scope of TUPE Regulations. Prior to termination or expiry of this Agreement or any Order (in whole or in part), Supplier will not without Amazon’s prior written consent: (i) terminate the employment or engagement of or replace any of its Personnel; (ii) increase or reduce the number of its Personnel; (iii) modify the terms of employment or engagement of or any customary practices applicable to its Personnel; or (iv) materially amend working time spent on Services by its Personnel. If, on termination of this Agreement or any Order (in whole or in part), or on appointment by Amazon of a replacement service provider (“Successor”) providing Amazon the same or similar services to the Services, it is found or alleged that any contract of employment relating to any person employed or engaged in providing the Services has effect as if originally made between Amazon or any Successor and that person (“Relevant Person”), the following will apply: (A) Amazon or Successor will within [***] of becoming aware of that effect or alleged effect notify Supplier; (B) Supplier will, within [***]

18.  Term/ Termination. The Agreement will begin on the Effective Date and will continue until terminated in accordance with this section (“Term”). Either party may terminate this Agreement in full or any Order by providing the other party with [***] written notice. Except in respect of Supplier’s termination rights arising under this clause 18(i) or (ii) below, Supplier may not terminate this Agreement for convenience where such termination would be effective between [***] (inclusive) (“Peak”), and any notice of termination that would otherwise become effective during Peak will be suspended and will take effect thereafter. In connection with the termination of this Agreement for any reason, Supplier will provide reasonable assistance to Amazon to facilitate orderly transition of the Deliverables to Amazon or another supplier. Either party may terminate this Agreement or cancel any or all Orders on immediate written notice if the other party is (i) in material breach of this Agreement and fails to cure such breach within [***] of being notified; or (ii) adjudicated bankrupt, institutes voluntary proceedings for bankruptcy or reorganisation, makes an assignment for the benefit of its creditors, applies for or consents to the appointment of a receiver, or admits in writing its inability to pay its debts. The following sections of this Agreement, along with any other provisions that by their nature should survive termination of this Agreement, will survive: Confidentiality; Bespoke Products and Modifications, Software, Exclusion of Liabilities, Indemnity and Governing Law/Venue.

19.

Information Security. If in supplying Deliverables to Amazon Supplier receives or accesses any Amazon customer or employee data, network security data, or other sensitive data, Supplier will comply with Amazon’s Information Security Policy (as updated from time to time).

20.

Data Protection. The parties will comply with all applicable regulations relating to data protection. In particular each party undertakes to comply with their obligations under the General Data Protection Regulation and any applicable local regulations, codes of practice and best practice guidance issued by any applicable authorities (together, the “Data Protection Requirements”). Where in the course of supplying Deliverables to Amazon Supplier processes personal data (as defined in the Data Protection Requirements) on Amazon’s behalf, Supplier will: (A) act only on instructions from Amazon as data controller, take appropriate technical and organizational measures against unauthorised or unlawful processing of such personal data and against accidental loss, destruction of, or damage to the same; (B) not transfer such personal data outside the European Economic Area without, and only to the extent of any express written consent of the relevant data subject and Amazon which may be refused at Amazon’s sole discretion; (C) allow Amazon access to any relevant premises owned or controlled by Supplier on reasonable notice to inspect Supplier’s procedures in relation to the processing of the personal data and will, on request, prepare a report for Amazon as to its current technical and organizational measures used to protect such personal data; and (D) keep all materials containing such personal data in a safe and secure place (or if held electronically Supplier will ensure it has appropriate electronic security systems in place) and will return them to Amazon (or if held electronically Supplier will ensure all files containing data are deleted (unless otherwise required by law) and will provide written confirmation of this to Amazon) immediately on termination or expiry of this Agreement or sooner on Amazon’s written request.

21.

Records / Audit. Supplier will keep copies of all books and records relating to this Agreement and the Deliverables in accordance with generally accepted accounting standards (“Records”). Supplier will upon request permit Amazon and/or its designees to conduct: (A) an off-site audit of Supplier’s Records with Supplier to promptly provide electronic copies of all requested Records; and/or (B) an on-site inspection, during ordinary business hours and on reasonable notice, of its facilities, processes, systems and working conditions applicable to the provision of the Deliverables. Supplier will reimburse Amazon for any overcharge identified in any audit within 10 working days following receipt of the audit results.

22.

Trade Compliance. Supplier understands some of the software, technology or related information it and its Personnel may have access to may be subject to export control laws and regulations (“Export Controlled Materials”). Supplier will not, without Amazon’s approval, allow its Personnel to access or use any Export Controlled Materials if such access or use requires an export license. Supplier will provide Amazon with such documents and other supporting materials as Amazon may reasonably request to evidence Supplier’s compliance with this section. Supplier will not directly or indirectly export, re-export, transmit, or cause to be exported, re-exported or transmitted, any commodities, software or technology to any country, individual, corporation, organization, or entity to which such export, re-export, or transmission is restricted or prohibited, including any country, individual, corporation, organization, or entity under sanctions or embargoes administered by the United Nations, US Departments of State, Treasury or Commerce, the European Union, or any other applicable government authority.

23.

Confidentiality. The parties will comply with any existing nondisclosure agreement between them. If no such agreement exists, the parties (i) will protect and keep confidential the existence of this Agreement (including all Orders) and its terms, and (ii) any information solely obtained from the other party in connection with this Agreement or related to the Deliverables that is identified as confidential or proprietary or that, given the nature of such information or the manner of its disclosure, reasonably should be considered confidential or proprietary (“Confidential Information”). The parties will use such Confidential Information only for the purposes of fulfilling its obligations under this Agreement and upon termination will destroy such Confidential Information. Supplier will not use any trade name, trademark, service mark, logo, commercial symbol, or any other proprietary rights of Amazon or any of its Affiliates in any manner (including in any client list, press release, advertisement or promotional material) without Amazon’s prior written consent.

24.

Expenses. If Amazon has agreed to reimburse Supplier for any expenses, such expenses must be reasonable and necessary for the supply of Deliverables and must comply with Amazon’s Travel Policy (as updated from time to time) and any other expense related policies notified to Supplier by Amazon (together, “Expenses Policies”). Amazon may refuse to reimburse any expenses it reasonably determines to be inconsistent with its Expenses Policies. Supplier must include each expense as a separate line item on its invoice and be able to provide Amazon with receipts upon request.

25.

Independent Contractors. Supplier and Amazon are independent contractors. Nothing in this Agreement is to be construed as creating an agency, partnership, or joint venture relationship between the parties. Neither party will be entitled to act for or bind the other in any manner, except to the extent expressly set out in this Agreement.

26.

Assignment / Subcontracting. Supplier will not without Amazon’s prior consent: (A) assign or otherwise transfer any part or all of this Agreement; or (B) subcontract any of its obligations under this Agreement. Notwithstanding the existence or terms of any subcontract, Supplier will remain fully responsible for the performance of the Services. Amazon may freely assign this Agreement (or any of its rights and obligations under this Agreement or any Order) to any of its Affiliates.

27.

Waiver / Remedies. No waiver of any breach of this Agreement will constitute a waiver of any prior, concurrent, or subsequent breach of the same or any other breaches hereof. No waiver will be effective unless made in writing and signed by an authorized representative of the waiving party.

28.

Severability. If a court with jurisdiction finds any part of this Agreement invalid or unenforceable, that part will be deemed modified to the extent necessary to make it valid and enforceable. If that is not possible, that part will be deemed omitted and the remaining parts will remain in full force and effect.

29.

Governing law / Venue. This Agreement will be interpreted, construed, enforced in accordance with the laws of the England and Wales without regard to any rules governing choice of laws. Each party hereby irrevocably submits to the exclusive jurisdiction of England and Wales, with respect to any claim, action or proceeding arising out of or in connection with this Agreement.

30.

Notices. Notices under this Agreement are sufficient if delivered by overnight courier, certified mail or personally to the addresses stated above or the parties’ registered office address. Notices issued to Amazon must be served to Amazon’s registered office with a copy to the relevant Amazon account representative. Notices will be deemed effective when received.